                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              ONESOFT CORPORATION


OneSoft Corporation (the "Corporation"), a Delaware corporation, hereby certifies as follows:

     1. The name of the corporation is OneSoft Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was March 27, 1997, under the name of "GXI, Inc.", which survived a merger on March 31, 1997; was amended on June 5, 1997, September 3, 1997, November 17, 1997; designated stock on March 13, 1998, was amended on April 30, 1998 and June 9, 1998; and was amended and restated on June 11, 1998, February 26, 1999, and August 13, 1999.

     2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation, as heretofore amended or restated, of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware pursuant to a resolution adopted by the Board of Directors of the Corporation and by written consent of stockholders of the Corporation in accordance with Section 228 of the General Corporation Laws of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST:    The name of the corporation is:

                              ONESOFT CORPORATION

     SECOND:   The address of the registered office of the Corporation in the
State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

     The following is a statement of the relative powers, designations, special rights, privileges, qualifications, limitations, restrictions and other matters pertaining to the common stock and the preferred stock.

     A.   Common Stock.
          ------------

     1.   Dividends.  Subject to the preferential rights, if any, of the
          ---------
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

     2.   Liquidation.  In the event of any liquidation, dissolution or winding
          -----------
up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

     3.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share held. There shall be no cumulative voting.

     B.   Preferred Stock
          ---------------

     1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine.

     2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the General Corporation Law of the State of Delaware, including, without limitation, the authority to fix the following:

          (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be (i) non-cumulative, (ii) cumulative to the extent earned or (iii) cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

          (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

          (d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

          (e) The rights to which the holders of the shares of that series shall be entitled in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

          (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the period or periods during which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

          (g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such additional shares of such series or shares of such other series;

          (h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of a share of such series shall be entitled in respect of such share, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

          (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the By-Laws of the Corporation so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

     D. Special meetings of the stockholders may only be called by the Board of Directors.

     SEVENTH:

     A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

     B. The Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 2002 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2003 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

     D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote at an election of directors. A director may be removed for cause only after a reasonable notice and opportunity to be heard by the stockholders.

     EIGHTH:   The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation, provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.

     NINTH:

     A. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and to any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, provided, that except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors and shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article NINTH or otherwise. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

     B. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article NINTH.

     D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of paragraph 1 of this Article NINTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

     TENTH:    No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the General Corporation Law of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH, or (ii) amend, alter or repeal, or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, and this Article ELEVENTH of this Restated Certificate of Incorporation.

     TWELFTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this _____ day of _____________, 2000.

                                             ONESOFT CORPORATION

                                             By:  ______________________________
                                             Name:
                                             Title: